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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ENGINEERS

         Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to
(i) the references to Williamson and our review entitled "Review of Oil and Gas Reserves and Associated Net Revenues to the Interests of HS Resources, Inc. in Certain Major-Value Properties in the Rocky Mountain and Gulf Coast Areas as Prepared by HS Resources, Inc., Effective December 31, 1997, Constant Pricing Economics, Williamson Project 7.8551" in the HS Resources, Inc. Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the Commission) on or about March 30, 1999, (ii) incorporation of the foregoing by reference in (a) the HS Resources, Inc. Registration Statement on Form S-3 initially filed with the Commission on February 5, 1997, and any amendments thereof, (b) the HS Resources, Inc. Registration Statement on Form S-3 initially filed with the Commission on February 12, 1998, and (c) the HS Resources, Inc. Registration Statements on Form S-8 initially filed with the Commission on April 21, 1993, May 5, 1995, October 29, 1998, and January 25, 1999.


                                   /s/  Williamson Petroleum Consultants, Inc.
                                  ---------------------------------------------
                                        Williamson Petroleum Consultants, Inc.

Houston, Texas
March 30, 1999